UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2026

ICF International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33045	22-3661438
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1902 Reston Metro Plaza, Reston, Virginia		22031
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 934-3000

Not Applicable
(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common Stock	ICFI	The Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

[1]Item 1.01	Entry into a Material Definitive Agreement

On April 10, 2026, ICF International, Inc. (the “Company” or “ICF”) and its direct, wholly owned subsidiary, ICF Consulting Group, Inc. (jointly, the “Borrowers”), entered into an Amended and Restated Credit Agreement (the “Amended and Restated Credit Agreement”) with PNC Bank, National Association as administrative agent, BOFA Securities, Inc., and Wells Fargo Securities, LLC as the joint lead arrangers, certain other financial institutions as lenders, and certain guarantors party thereto. The Amended and Restated Credit Agreement amends and restates in its entirety the Amended and Restated Credit Agreement, dated as of May 6, 2022 (as amended, the “Existing Credit Agreement”). Capitalized terms not defined herein shall have the meaning set forth in the Amended and Restated Credit Agreement.

The Amended and Restated Credit Agreement amends and restates the Existing Credit Agreement to, among other things:
●	Maintain a $600.0 million revolving credit facility, inclusive of a $100 million sublimit for letters of credit and a $75 million swingline sublimit;
●	Increase the term loan facility from $300.0 million to $450.0 million;
●	Maintain a $400 million delayed draw term loan facility;
●
Increase the existing incremental credit facility from an aggregate principal amount of not more than $300.0 million, to an aggregate principal amount not to exceed the greater of (i) $300.0 million and (ii) 100% of Consolidated EBIDTA, plus the amounts of voluntary prepayments of Term Loans and Delayed Draw Term Loans;

●
Amend the definition of “Consolidated Indebtedness” to net Unrestricted Cash and replace the existing maximum Consolidated Leverage Ratio covenant with a maximum Consolidated Net Leverage Ratio covenant, which is maintained at a maximum of 4.50 to 1.00 (with temporary increases to 5.00 to 1.00 for the three fiscal quarters following a “Material Permitted Acquisition”);

●	Extend the maturity date of the facility until April 10, 2031; and
●	Modify certain definitions and covenants.

The obligations of the Borrowers under the Amended and Restated Credit Agreement are secured by a first-priority security interest in substantially all of the assets of the Borrowers and their material domestic subsidiaries.

The foregoing description of the Amended and Restated Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Credit Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1*	Amended and Restated Credit Agreement, dated April 10, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*
Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ICF International, Inc.

Date: April 16, 2026	By:	/s/ James E. Daniel
James E. Daniel
Executive Vice President and General Counsel